Exhibit 99.2

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES $40 MILLION OF NEW PROJECT AWARDS, INCLUDING FIRST CONTRACT IN BRAZIL, ALONG WITH ACHIEVEMENT OF KEY MILESTONE

CALGARY, AB – December 3, 2013 - SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW)(“SAE” or “the Company”) today announced its first project award for logistical services and seismic data acquisition in Brazil, along with a new project award in Alaska for similar services. The aggregate value of these projects is approximately $40 million. SAE further announced that it recently surpassed 15,000,000 exposure hours worked without a lost-time injury.

New Project Awards

SAE plans to initiate operations on its first project in Brazil during Q2 2014 with a focus on the northwest portion of the country, near dense jungle environments with little precedent human interaction. The Company expects the project to last approximately three months.

The Company also received a new project award in Alaska, marking the third project earned in the region during recent months. The project will focus on the North Prudhoe Bay area of northern Alaska and is expected to begin during Q3 2014.

As characteristic of SAE, the Company will provide a full suite of in-house logistical services in advance of and throughout the life of both projects.

Brian Beatty, President and CEO of SAE, commented, “The project in Brazil reflects our focus on growing organically into new regions that fit within our core competency of operating in logistically challenging environments. Nearly all of our growth has been a direct result of targeted expansion into new markets, such as Brazil, a formula which has yielded positive results. The addition of our third Alaskan project in a matter of months illustrates the potential for continued growth within each market once our presence is established. ”

Key Operational Milestone

SAE also announced today that it recently surpassed 15,000,000 exposure hours, or more than 490 consecutive days, of successful operations without incurring a single lost-time injury. This significant accomplishment was achieved despite operating in some of the harshest environments in the world. SAE maintains an industry-leading health, safety and environmental (“HSE”) program that it believes is rarely matched by its competitors.

Mr. Beatty concluded, “Reaching this important and unprecedented milestone for the Company is a testament to our excellent team of professionals who consistently exceed expectations. Our success would not be possible without our strict adherence to meeting high standards in HSE performance.”

About SAExploration Holdings, Inc.

SAE is a leading, vertically-integrated provider of 2D, 3D and 4D seismic data and logistical services with operations throughout South America, North America, and Southeast Asia. SAE specializes in logistically complex regions of the world, and provides a wide range of services to its clients, including surveying, program design, logistical support, data acquisition, processing, infrastructure implementation, camp services, catering, environmental assessment and community relations. SAE services its multinational client base from offices in Canada, Alaska, Peru, Colombia, Bolivia, Papua New Guinea, New Zealand, Malaysia and Brazil. SAE’s website is www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," “will,” “should” and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Capital Markets & Investor Relations

O: (281) 258-4409

C: (832) 606-4117

rabney@saexploration.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

O: (212) 836-9608

dsullivan@equityny.com

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